CONSENT OF ERNST & YOUNG LLP,
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 99 to File No. 033-50718; Amendment No. 101 to File No. 811-07102) of The Advisors' Inner Circle Fund II of our report dated September 27, 2010, included in the 2010 Annual Report to shareholders.


                                                         /s/ Ernst and Young LLP

Philadelphia, Pennsylvania
November 22, 2010